UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2019

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Freshpet, Inc.

(Exact Name of Registrant As Specified In Its Charter)

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Delaware	001-36729	20-1884894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Plaza Drive, 1st Floor

Secaucus, New Jersey 07094

(Address of Principal Executive Offices, including Zip Code)

(201) 520-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2019, the Board of Directors (the “Board”) of Freshpet, Inc. (the “Company”) appointed Jacki S. Kelley as an independent member of the Board, effective February 1, 2019. Ms. Kelley will serve as a Class I director.

Ms. Kelley, age 55, has 25 years of executive and senior leadership experience in the media and digital industries. She currently serves as Deputy Chief Operating Officer for Bloomberg LP. She joined Bloomberg in 2014 as the Chief Operating Officer of Media leading revenue, marketing and operations globally. Previously, Ms. Kelley held key executive roles at Interpublic Group and Martha Stewart Living Omnimedia. She also served in senior leadership roles at Yahoo! and USA TODAY. Her business transformation initiatives at each organization has gained industry recognition.

Ms. Kelley will be compensated for her service on the Board in the same manner as the Company’s other non-employee directors. For a description of the Company’s director compensation, see the “Director Compensation” section in the Company’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHPET, INC.

Date: January 22, 2018	By:	/s/ Richard Kassar
	Name:	Richard Kassar
	Title	Chief Financial Officer